EXHIBIT 99.2


                 PROMISSORY NOTE AND RESTRICTED STOCK AGREEMENT
                 ----------------------------------------------

December 15, 2000                                                   $ 437,500.00


         Stephen A. Hurly ("Maker") hereby promises to pay to the order of FASTNET Corp. (the "Company"), the principal amount of $437,500.00 together with interest thereon calculated from the date hereof in accordance with the provisions of this promissory note. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement or the Company's Equity Compensation Plan.

                  1. PAYMENT OF INTEREST. Interest shall accrue on the outstanding principal amount of this Note as well as on all accrued but unpaid interest at a rate (the "Rate") equal to the LIBOR as listed in the Wall Street Journal from time to time plus one percent (1%). Interest shall accrue and be payable when principal on the Note is payable under Section 2. Payments of principal and interest shall be made in lawful money of the United States of America to the holder of this Note at the Company's address provided in accordance with this Note.

                  2. PAYMENT ON NOTE.

                           (a) TERM. Subject to Section 2(b) below, the entire
principal amount of this Note and all accrued but unpaid interest thereon shall be due and payable on December 1, 2005.

                           (b) MANDATORY PREPAYMENTS. Notwithstanding anything
in Section 2(a) to the contrary, but subject to the provisions of Section 4, the Maker shall make the following mandatory prepayments:

                  In the event Maker receives any net cash proceeds (A) in connection with his ownership of the Shares or (B) relating to any other transaction or series of transactions in which Maker sells any of the Shares, or in the event that (x) Maker terminates his employment with the Company; or (y) the Company terminates Maker's employment with the Company for any reason, Maker shall prepay any and all amounts owed pursuant to this Note within 12 months by applying all of such payment first, to any accrued interest and second, to any principal then outstanding.

                           (c) OPTIONAL PREPAYMENTS. Maker may, at any time and
from time to time without premium or penalty, prepay the entire outstanding principal amount of the Note; provided that any prepayment will be accompanied by a payment of accrued interest on the portion being prepaid.

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                           (d) RIGHT OF OFFSET. The Company shall be entitled to
offset any amounts owed to the Company by the Maker, now existing or hereinafter arising, pursuant to this Note against any amounts payable by the Company to the Maker.

                  3. COLLATERAL. The amounts due under this Note are secured by a pledge of all of the Company's Common Stock sold by the Company and held by the Maker at any such time as any amounts are due and owing to the Company by the Maker hereunder, and the payment of the principal amount and accrued interest under this Note is subject to certain offset rights possessed by the Company. In addition, Maker shall pledge personal assets of Maker as additional security in an amount equal to $109,375.00, with such assets to be reasonably satisfactory to the Company.

                  4. EVENTS OF DEFAULT.

                           (a) DEFINITION. For purposes of this Note, an Event
of Default shall be deemed to have occurred if:

                               (i) Maker fails to pay when due, the full amount
of any principal or interest payment; or

                               (ii) Maker makes an assignment for the benefit of
creditors or admits in writing his inability to pay debts generally as they become due; or an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent; or any order for relief with respect to Maker is entered under the Federal Bankruptcy Code; or Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of any substantial part of Maker's assets, or commences any proceeding relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Maker and either (A) Maker by any act indicates his approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

                               (iii) Maker's employment with the Company is
terminated for Cause.

                           (b) CONSEQUENCES OF EVENTS OF DEFAULT. If an Event of
Default has occurred the aggregate principal amount of the Note (together with all accrued interest thereon and all other amounts payable in connection therewith) shall become immediately due and payable without any action on the part of the Company, and Maker shall immediately pay to the Company all amounts due and payable with respect to the Note. Further,

                               (i) Maker, or Maker's successors and assigns,
hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Company may accept security for this Note or release security for this Note, all without in any way affecting the liability of Maker hereunder.

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                               (ii) In the event that Maker fails to pay any
amounts due hereunder when due, Maker shall pay to the Company, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

                  5. RESTRICTED STOCK.

                           (a) RESTRICTIONS. Maker agrees and acknowledges that
the shares acquired by Maker with the proceeds of this loan (the "Shares") shall be subject to vesting as follows: twenty-five percent of the Shares shall be immediately vested as of the first day of employment and the remainder of the Shares shall vest pro rata as of the last day of each calendar month over the 36 month period commencing on the first day of employment, provided that Maker remains in the active service of the Company as of the relevant vesting date. Notwithstanding the above, in the event that Maker is (i) terminated without Cause; or (ii) Maker resigns under circumstances in which Maker's employment position is changed in manner that does not provide for a high level executive position and taking into consideration factors such as whether the salary and benefits, taken as a whole, are comparable, and whether such employment requires unreasonable relocation, and, in either case, at the time of termination, no Change in Control as defined in the Company's Equity Compensation Plan has occurred, Maker's vesting in the Shares shall be increased by: crediting to Maker of an additional 12 months of vested shares or the balance of any unvested shares provided under this agreement as long as that number of shares does not exceed what would be 12 months of vesting, solely for purposes of this Section 5(a).

                           (b) MANDATORY SALE OF RESTRICTED SHARES. In the event
that Maker's employment with the Company is terminated for any reason, Maker shall offer to sell all unvested Shares to the Company, and the Company shall purchase such Shares, for the amount paid by Maker for such Shares plus interest on such amount accrued at the rate specified in Section 1.

                           (c) CHANGE IN CONTROL. Notwithstanding Section 5(a),
the above (A) in the event that a Change in Control 50% of Maker's then unvested Shares shall become vested as of the date on which the Change in Control event closes, with the remaining Shares to become vested monthly on a pro rata basis so that all remaining shares are completely vested on the first anniversary of the Change in Control event, provided that Maker is actively employed by the Company on the vesting date; and (B) in the event that (a) Maker has been terminated without Cause; or (b) Maker resigns under circumstances in which Maker's employment position is changed in manner that does not provide for a high level executive position and taking into consideration factors such as whether the salary and benefits, taken as a whole, are comparable, and whether such employment requires unreasonable relocation, then all Shares shall become immediately vested.

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                  5. AMENDMENT AND WAIVER. Except as otherwise expressly
provided herein, the provisions of this Note may be amended and Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by Maker, only if Maker has obtained the written consent of the Company.

                  6. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

                  7. PLACE OF PAYMENT. Payments of principal and interest are to be delivered to the Company at the following address:

                           FASTNET Corporation
                           Two Courtney Place---Suite 130
                           Bethlehem, PA 18017

or to such other address or to the attention of such other person as specified by prior written notice to Maker.

                  8. USURY LAWS. It is the intention of the Company and Maker to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Company resulting from an Event of Default, voluntary prepayment by Maker or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Company either be rebated to Maker or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Maker. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Maker or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Maker.

                  9. GOVERNING LAW. This Note is made under and governed by the internal law, not the laws of conflicts, of the State of Delaware.



                    [Signatures appear on following page(s)]
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IN WITNESS WHEREOF, Maker has executed and delivered this Promissory Note and
Restricted Stock Agreement as of the date above.


                                             /s/ Stephen A. Hurly
                                             -----------------------------------
                                             STEPHEN A. HURLY


                                             Acknowledged and agreed to
                                             by FASTNET Corporation solely
                                             for purposes of Section 5 of
                                             this Promissory Note and Restricted
                                             Stock Agreement


                                             FASTNET CORPORATION


                                             By: /s/ Stanley F. Bielicki
                                                --------------------------------
                                                Stanley F. Bielicki

                                             Title: Chief Financial Officer